Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

BioMarin Pharmaceutical Inc.:

We consent to the incorporation by reference in (i) the registration statements (Nos. 333-136963, 333-84787, and 333-85368) on Form S-8 and (ii) the registration statement (No. 333-132566) on Form S-3 of BioMarin Pharmaceutical Inc. and subsidiaries of our reports dated February 24, 2009, with respect to the consolidated balance sheets of BioMarin Pharmaceutical Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of BioMarin Pharmaceutical Inc.

Our reports were based on our audits and the report of other auditors.

(Signed) KPMG LLP

San Francisco, California

February 24, 2009